Exhibit 5.1

KANE KESSLER, P.C. 600 THIRD AVENUE NEW YORK, NEW YORK 10016-1901 TEL 212.541.6222 FAX 212.245.3009 WWW.KANEKESSLER.COM WRITER’S DIRECT NUMBER WRITER’S EMAIL

July 11, 2022

Clarus Corporation

2084 East 3900 South

Salt Lake City, UT 84124

Ladies and Gentlemen:

Clarus Corporation, a Delaware corporation (the “Company”), has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-4 (File No. 333-254107) as amended, which was declared effective by the Commission as of April 8, 2021 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), certain securities, including 108,486 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”) to be issued by the Company as deferred consideration pursuant to the terms of the Share and Unit Purchase Agreement, dated as of November 26, 2021, by and among the Company, Simpson Aluminium Pty Ltd, Brad McCarthy as trustee for the McCarthy Family Trust (the “Seller”), and Brad McCarthy (“Purchase Agreement”).

In our capacity as special counsel to the Company in connection with the matters referred to above, we have examined copies of the following: (i) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect (the “Amended and Restated Certificate”), (ii) the Amended and Restated By-laws of the Company currently in effect, (iii) certain records of the Company’s corporate proceedings as reflected in its minute books; (iv) the Registration Statement, as amended, in the form it was filed with the Commission, as amended; and (v) the form of the prospectus supplement, dated July 11, 2022, and the accompanying prospectus, included as a part of the Registration Statement with respect to the shares of Common Stock issued pursuant to the Purchase Agreement. We have also examined such other documents, papers, authorities and statutes as we have deemed necessary to form the basis of the opinions hereinafter set forth.

Each share of Common Stock is accompanied by a right (each, a “Right” and collectively, the “Rights”) to purchase under certain circumstances, from the Company, one one-hundredth of a share of the Company’s Series A junior participating preferred stock, par value $0.0001 per share (the “Series A Junior Participating Preferred Stock”), pursuant to a Rights Agreement, dated as of February 12, 2008 (the “Plan”), between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”) for which no separate consideration has been received. The Rights associated with the shares of Common Stock initially will trade together with the shares of Common Stock.

Clarus Corporation

Re: Registration Statement on Form S-4

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. As to certain facts material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company including that the number of shares of Common Stock and Rights, as the case may be, which the Company is authorized to issue in its Amended and Restated Certificate exceeds (i) the number of shares of Common Stock or Rights outstanding, as the case may be, (ii) the number of shares of Common Stock or Rights, as the case may be, held as treasury shares, (iii) the number of shares of Common Stock or Rights, as the case may be, the Company has otherwise reserved for issuance for any purpose, and (iv) the number of shares of Common Stock which the Company has issued and is obligated to issue pursuant to the Purchase Agreement, including the Shares, and we have assumed for purposes of our opinion herein that such condition will remain true at all future times relevant to this opinion. We have also assumed that the shares of Common Stock have been issued and delivered against adequate consideration therefor (not less than par value for the offered shares of Common Stock) and that an appropriate prospectus supplement with respect to the shares of Common Stock and Rights included therein to be offered pursuant to the Purchase Agreement has been prepared, and has been delivered and filed in compliance with the Securities Act. We have also relied on certificates of public officials, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

We have also assumed that (i) at the time of issuance and delivery of the Rights, the Plan is the valid and legally binding obligation of the Rights Agent, (ii) the Rights Agent is validly existing under the law of the jurisdiction in which it is organized and (iii) at the time of issuance and delivery of the Rights, there are a sufficient number of Rights and shares of Series A Junior Preferred Stock authorized under the Plan and the Amended and Restated Certificate, as the case may be, and are not otherwise reserved for issuance.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth herein, we advise you that in our opinion, the Shares are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to a current report on Form 8-K to be filed by the Company and its incorporation by reference into the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the prospectus supplement, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Clarus Corporation

Re: Registration Statement on Form S-4

We are qualified to practice law in the State of New York and do not purport to be experts on any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States. We are not admitted or qualified to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we deem necessary to render the opinions contemplated herein. We express no opinion regarding the Securities Act, or any other federal or state securities laws or regulations.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the specific legal matters expressly set forth herein and is limited to present statutes, regulations and administrative and judicial interpretations. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or regulations.

Very truly yours,

KANE KESSLER, P.C.

/s/ Kane Kessler, P.C.

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